Exhibit 2.1

	Filed in the office of	Document Number
BARBARA K. CEGAVSKE		20150121313-79
Secretary of State	Barbara K. Cegavske Secretary of state State of Nevada
202 North Carson Street		Filing Date and Time
Carson City, Nevada 89701-4201		03/17/2015 10:25 AM
(775) 684-5708
Website: www.nvsos.gov		Entity Number
C14805-2001

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐

If there are more than four merging entitles, check box and attach an 81/2” x 11” blank sheet containing the required information for each additional entity from article one.

International Spirit and Beverage Group, Inc.

Name of merging entity

Texas	Corporation

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

Name of merging entity

Jurisdiction	Entity type*

and,

FIMA, Inc.

Name of surviving entity

Nevada	Corporation

Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of state 92A merger Page 1
Revised 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	Choose one:

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A:180).

4)	Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐

If there are more than four merging entitles, check box and attach an B1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of state 92A merger Page 2
Revised 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:

International Spirit and Beverage Group, Inc.

Name of merging entity, ifapplicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

FIMA, Inc. Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of state 92A merger Page 3
Revised 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each pubic officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of state 92A merger Page 4
Revised 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The new name of the corporation is: International Spirit and Beverage Group, Inc.

In addition to the new name, please see attached “Exhibit A to the Amended and Restated Articles of Incorporation”

6)	Location of Plan of Merger (check a or b):

☒	(a) The entire plan of merger is attached;

or,

☐

(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 3/31/2015 Time: 5:00 P.M. EST

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of state 92A merger Page 5
Revised 1-5-15

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)

Signatures. Must be signed by: An officer of each Nevada corporation; AH general partners of each Nevada limited partnership; All general partners of each Nevada limited-Nobility limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

☐	If there are more than four merging entitles, check box and attach an 8 1/2”x 11” blank sheet containing the required Information for each additional entity from article eight.

international Spirit and Beverage Group, Inc.

Name of merging entity

		Director	03/16/2015

	Signature	Title	Data

Name of merging entity

	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

Name of merging entity

	Signature	Title	Date

and,

FIMA, Inc.

Name of surviving entity

		Chief Operating Officer	03/16/2015

	Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 82A 230). Additional signature blocks may be added to this page or as an attachment as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filling to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of state 92A merger Page 6
Revised 1-5-15

PLAN AND AGREEMENT OF MERGER

MERGING

INTERNATIONAL SPIRIT AND BEVERAGE GROUP, INC.

INTO

FIMA, INC.

*****

THIS PLAN AND AGREEMENT OF MERGER is entered into as of the 6th day of May 2015 by and between International Spirit and Beverage Group, Inc., a Texas corporation (“ISBG”) and FIMA, Inc, a Nevada corporation (“FIMA”) for the purpose of merging ISBG with and into F1MA.

WHEREAS, FIMA owns all the issued and outstanding shares of capital stock of ISBG;

WHEREAS, the laws of the State of Nevada permit the merger of a wholly owned subsidiary corporation organized and existing under the laws of another sale into a parent corporation organized and existing under the laws of the State of Nevada;

WHEREAS, FIMA, ISBG and the respective boards of directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge ISBG with and into FIMA pursuant to the provisions of the Nevada Revised Statutes and the Texas Business Organizations Code upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto hereby determine and agree as follows.

1. ISBG shall, pursuant to the provisions of the Nevada Revised Statutes (“Nevada Law”) and the Texas Business Organizations Code (Texas Law”), be merged with and into FIMA, which shall be the surviving corporation from and after the effective time of the merger and which is sometimes hereinafter referred to as the “surviving corporation,” and which shall continue to exist as said surviving corporation under the name International Spirit and Beverage Group, inc pursuant to the provisions of Nevada Law. The separate existence of ISBG, which is sometimes hereinafter referred to as the Terminating corporation,” shall cease at said effective time in accordance with the provisions of Texas Law.

2. The Articles of Incorporation of the surviving corporation, as amended and restated, will be the Articles of Incorporation of the surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of Nevada Law.

3. The present amended and restated bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of Nevada Law.

4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the board of directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. The Board of Directors and the proper officers of the terminating corporation and the survivingcorporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

6. The effective time of this Plan and Agreement of Merger shall be the later of: (i) the time specified in the articles of merger filed with and accepted by the Secretary of State of Nevada in accordance with Nevada Law, (ii) the time specified in the certificate of merger filed with and accepted by the Secretary of State of Texas in accordance with Texas Law,

IN WITNESS WHEREOF, said FIMA have caused this Plan and Agreement of Merger to be executed on behalf of each as the date first above written.

FIMA, Inc.

By:	/s/ Alonzo Pierce
Alonzo Pierce Chief Operating Officer

International Spirit and Beverage Group, Inc.

By:	/s/ Alonzo Pierce
Alonzo Pierce, Director

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